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                                                                    EXHIBIT 10.1

                            STOCKHOLDERS' AGREEMENT


         This Stockholders' Agreement ("Agreement") is made and entered into as of the 20th day of March, 1995, by and among (i) Complete Wellness Centers, Inc., a Delaware corporation ("the Corporation"), (ii) C. Thomas McMillen (hereinafter sometimes referred to as "McMillen") and other holders of the Corporation's outstanding Common Stock (as defined below), and (iii) the holders of the Corporation's Series A, 12% Cumulative Convertible Preferred Stock (the "Preferred Stock") listed on Schedule A attached hereto (the "Preferred Stockholders"). For purposes hereof, McMillen, the other holders of outstanding Common Stock, and the Preferred Stockholders are sometimes individually referred to herein as a "Stockholder" or collectively as the "Stockholders".

                                    RECITALS

         1. The authorized capital stock of the Corporation consists of Twenty Thousand (20,000) shares of common stock, par value $.01 per share (the "Common Stock"), and Fifteen Hundred (1,500) shares of Series A, 12% Cumulative Convertible Preferred Stock, par value $.01 per share.

         2. The Stockholders own all of the issued and outstanding Common Stock and all of the issued and outstanding Preferred Stock, and constitute all of the stockholders of the Corporation as of the date of this Agreement.

         3. The Corporation and the Stockholders believe that it is in the best interests of the Corporation and of the Stockholders to (i) provide certain rights of first refusal with respect to any
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transfer of Common Stock and/or Preferred Stock (collectively, the "Shares")
now held or hereafter acquired by the Stockholders; (ii) require all transferees of Shares to become parties to this Agreement, and (iii) provide the Stockholders with certain rights in the event of any future issuance of equity securities by the Corporation.

         NOW, THEREFORE, in consideration of the above Recitals and the mutual agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by all parties, the parties hereto hereby agree as follows:

         1.      Transfer Restrictions/Legend.

                 (a) The terms "Transferred", "Transfer" and all other derivations thereof shall mean to sell, assign, transfer, divide, combine, donate, exchange, distribute, mortgage, finance, refinance, pledge, encumber, hypothecate and/or otherwise dispose of in whole or in part (including, without limitation, by way of or as a result of a judicial decree or any dissolution, liquidation, termination, insolvency, bankruptcy, withdrawal, death or incompetency).

                 (b) There shall be stamped, typed or printed on each certificate or document evidencing any Shares a legend restricting Transfer of such Shares, which legend shall be substantially as follows:

         Transfer of the shares represented by this certificate is limited and restricted in several respects by the provisions of a certain Stockholders' Agreement dated as of March 20, 1995, a copy of which is on file in the principal office of





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         the Corporation.  Prospective transferees are referred to that
         Stockholders' Agreement for further information. Accordingly, neither this certificate nor any of the shares of stock of the Corporation evidenced hereby may be transferred (as that term is defined in the Stockholders' Agreement) except in compliance with the provisions of the aforesaid Stockholders' Agreement.

                 (c) The Corporation agrees, for and on behalf of itself and its successors and assigns, that (i) it shall not issue, transfer or reissue any shares of Common Stock or Preferred Stock in violation of the provisions of this Agreement, and (ii) all certificates representing shares of Common Stock and Preferred Stock issued to and held by any Stockholder shall bear a legend in substantially the form specified in Section 1(b) hereof.

         2.      Rights of First Refusal.

                 (a) Definitions. The following terms shall have the following meanings whenever used in this Agreement:

                          (i)  "Bona Fide Offer" shall mean a legally
enforceable offer, in writing, made and signed by an offeror or offerors who is or are a person or persons or entity or entities financially capable of carrying out the terms of such Bona Fide Offer.

                          (ii)  "Bona Fide Offeror" shall mean the person or
persons making the Bona Fide Offer.

                          (iii) "Registered Notice" shall mean notice sent by
registered or certified mail, return receipt requested, and first-class postage prepaid or by actual delivery by messenger or overnight delivery service; and, if such Registered Notice is sent with respect to a Bona Fide Offer (as provided for in Section 2(b)





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hereof), such Registered Notice shall contain a true and complete copy of the
Bona Fide Offer, setting forth the number of Shares to be sold by the Stockholder, the price thereof and all of the terms and conditions thereof, with the name(s), address(es) (both home and office) and business(es) or other occupation(s) of the offeror or offerors. Any notice which does not contain all such requisite information shall not be considered a "Registered Notice" for the purposes of Section 2(b) hereof.

                          (iv)    "Selling Stockholder" shall mean the
Stockholder who shall have received a Bona Fide Offer pursuant to this Section 2 and who is desirous of selling some or all of his/her Shares pursuant to such Bona Fide Offer: "Remaining Stockholders" shall mean the Stockholders other than the Selling Stockholder.

                 (b) Receipt of Bona Fide Offer by Stockholder/Right of First Refusal. (i) In the event that a Stockholder shall receive a Bona
Fide Offer to purchase any or all of such Stockholder's Shares, and in the further event that the Stockholder shall desire to accept such Bona Fide Offer, such Selling Stockholder shall promptly send Registered Notice to the Corporation and to the Remaining Stockholders. Such Registered Notice shall offer to sell such Selling Stockholder's Shares that are the subject of the Bona Fide Offer to the Remaining Stockholders on terms the same as those in such Bona Fide Offer (the "Bona Fide Offer Terms"). Each of the Remaining Stockholders shall then have the right to purchase from the Selling Stockholder, at the Bona Fide Offer Terms, a pro rata





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share of such Shares (based on the number of Shares held by such Remaining
Stockholders) as are subject to such Bona Fide Offer (the "Bona Fide Offer Shares"); provided that any such purchase must be made within twenty (20) days after receipt of such Registered Notice. For purposes of this Section 2, the Corporation and/or a Remaining Stockholder shall accept any offer to purchase shares, if at all, by notifying the Selling Stockholder, in writing, of its or his election to purchase such Bona Fide Offer Shares, in the manner set forth in Section 2(a)(iii) for Registered Notice, and including in such notice a bank or cashiers' check for the total purchase price of the Bona Fide Offer Shares to be so purchased.

                          (ii)    To the extent one or more of such Remaining
Stockholders do not purchase their pro rata share of the Bona Fide Offer Shares as set forth in Section 2(b)(i), such Selling Stockholder shall sell the Bona Fide Offer Shares to any of the Remaining Stockholders at the Bona Fide Offer Terms; provided that such Remaining Stockholders purchase such Bona Fide Offer Shares within ten (10) days after the Selling Stockholder notifies such Stockholders of their right to purchase such Bona Fide Offer Shares pursuant to this Section 2(b)(ii).

                          (iii)   If, after the applicable time periods
prescribed in Sections 2(b)(i) or 2(b)(ii), as the case may be, the Remaining Stockholders do not purchase all of the Bona Fide Offer Shares, the Corporation shall have the option for a period of fifteen (15) days to purchase any or all of such Bona Fide Offer Shares upon the Bona Fide Offer Terms.





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                          (iv)    If all Bona Fide Offer Shares are not
purchased by the Remaining Stockholders and/or the Corporation pursuant to this
Section 2(b), such Selling Stockholder may sell such Bona Fide Offer Shares to the Bona Fide Offeror, at the Bona Fide Offer Terms for a period of time not to exceed forty (40) days from the date the Registered Notice is received by the Corporation. Any sale of Bona Fide Offer Shares may not be made after such forty (40) day period, or to a person other than the Bona Fide Offeror without again complying with the provisions of this Section 2.

                 (c) Notwithstanding anything in this Section 2 to the contrary, McMillen shall have the right to transfer to one or more third party(s) up to an aggregate of 100 shares of Common Stock without regard to the foregoing obligations or restrictions on transfer, which, until such time as McMillen shall have transferred the foregoing number of such shares, shall be inapplicable.

         3.      Issuance of Equity Securities by the Corporation.

         In the event that the Corporation proposes to issue any additional equity securities in the future other than pursuant to the exercise of options granted in accordance with the Corporation's Stock Option Plan, the Corporation shall notify the Stockholders of such intention in writing not less than thirty
(30) days prior to such issuance. The Stockholders shall have the right as a condition to any such issuance of equity securities by the Corporation, to purchase from the Corporation on the same terms as such proposed issuance, a pro rata portion of the equity securities to be so issued, provided that such Stockholder shall beneficially





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own shares of the Corporation's Common Stock or Preferred Stock at the time of such issuance. Notwithstanding anything herein to the contrary, any and all rights granted to the Stockholders in this Section 3 shall not apply to any public offering of equity securities by the Corporation pursuant to a registration statement filed with the U.S. Securities and Exchange Commission, in which case the provisions of this Section 3 shall be null and void.

         4.      Transfers of Shares.

                 (a) Conditions/Transferee Rights. Subject to the provisions of Sections 1, 2 and subsections (b) and (c) of this Section 4, any person (other than the Corporation or a Stockholder) who acquires any Shares, shall, as a condition to such transfer, become a party to this Agreement and take such Shares pursuant to all provisions, conditions and covenants of this Agreement, by executing a supplement to this Agreement in substantially the form of Exhibit "B" attached hereto and such other documents as the Corporation may reasonably request. Upon the execution of such supplement and the Transfer of Shares, such transferee shall have all of the rights and privileges of the Stockholders under this Agreement, if applicable at the time of such Transfer. Accordingly, for purposes of this Agreement, the term "Stockholder" shall be deemed to include any such transferee.

                 (b) Notice. Prior to any Transfer or attempted Transfer of any Shares, the holder of such Shares shall, in addition to providing any notice required pursuant to Section 2 hereof, give written notice to the Corporation of such holder's intention to





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effect such Transfer.  Each such notice (i) shall describe the manner and circumstances of the proposed Transfer, and shall state how the provisions of this Stockholders' Agreement applicable to such Transfer shall be satisfied, which statement shall be acceptable to the Corporation in its reasonable discretion.

                 (c) Response and Transfer. As promptly as practicable (but in no event later than three (3) days after the holder delivers such notice pursuant to Section 4(b)), the Corporation shall review the notice and any other items provided by the holder with said notice and shall notify the person who gave such notice whether or not the requirements of Section 4(b) have been satisfied. If such requirements have been satisfied, such holder shall be immediately entitled to Transfer such Shares, in accordance with the terms of the notice delivered by such holder to the Corporation and in accordance with this Agreement (including adherence to the requirements of Section 2 hereof regarding rights of first refusal). If such requirements have not been satisfied, the holder may cure any defect or deficiency and re-submit such written notice, whereupon the provisions of Section 4(b) shall again apply. Each certificate or other document evidencing Shares issued upon any such Transfer shall bear the restrictive legend set forth in Section 1(b), unless in the opinion of counsel to the Corporation such legend is not applicable.





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         5.      Election of Director.

         The holders of the Preferred Stock, voting together as a class, shall have the right to elect one director to the Board of Directors of the Corporation.

         6.      Termination.

         This Agreement shall terminate twenty (20) years from the date hereof or upon the earlier voluntary written agreement of the Corporation and all then Stockholders.

         7.      Integration.

         This Agreement sets forth all (and are intended by all parties hereto to be an integration of all) of the promises, agreements, conditions, understanding, warranties, representations and covenants among the parties hereto with respect to the subject matter hereof and no other writings or agreements, written or oral, express or implied, shall be held to affect the provisions hereof.

         8.      Waiver.

         No failure of any party to exercise any power, right or remedy given it hereunder, or to insist upon the strict compliance by any other party with any obligation, covenant, term, condition, warranty or agreement hereunder, and no custom or practice at variance with the terms of this Agreement, shall constitute a waiver of such party's right to demand exact compliance with the terms hereof at any time and from time to time. Further, no waiver by any party of any covenant, condition or agreement hereof on the part of any other party hereto to be kept and/or performed shall be





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considered to constitute a waiver of the same or any other covenant, condition or provision or any subsequent breach thereof.

         9.      Interpretation.

         This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflicts of law.

         10.     Partial Invalidity.

         Should any immaterial part of this Agreement for any reason be declared or held invalid, such invalidity shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared or held invalid.

         11.     Amendments.

         Neither this Agreement nor any provision hereof may be amended, modified, changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the amendment, modification, change, waiver, discharge or termination is sought.

         12.     Notices.

         All notices pertaining to this Agreement shall be either (a) hand-delivered or (b) sent by registered or certified mail, return receipt requested, with first class postage prepaid, (1) if to a





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Stockholder, then to the last address of such to the Corporation, then to
Complete Wellness Centers, Inc., 1103 South Carolina Ave., S.E., Washington, D.C. 20003, Attention: President, with a copy to the Law Firm of Proskauer Rose Goetz & Mendelsohn, Suite 800, 1233 Twentieth Street, N.W., Washington, D.C. 20036-2396, Attention: Joseph E. Casson, Esquire, or at any other address that may be given by one party to all others by notice pursuant to this Section. Such notices, if sent by registered or certified mail, shall be deemed to have been delivered at the time of mailing. Any notice which is required to be delivered within a stated period of time shall be considered timely if either hand-delivered or postmarked on or before midnight of the last day of such period.

         13.     Further Assurance.

         Each of the parties hereto agrees hereafter to promptly execute, swear to, acknowledge under oath, and deliver such further documents and instruments, and to promptly do such further acts and things, as may be necessary, appropriate or incidental to carry out the intent and purpose of this Agreement.

         14.     Burden and Benefit.

         This Agreement is binding upon, and inures to the benefit of, the parties hereto and their respective spouses, heirs, executors, administrators, personal and legal representatives, successors and permitted assigns.

         15.     Counterparts.

         This Agreement may be executed and sealed in one or more counterparts and, in such event, all such counterparts shall





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constitute originals and all such counterparts shall constitute a single agreement.

         16.     Survival.

         All representations, warranties, agreements, covenants and indemnifications made by the parties or otherwise set forth in this Agreement shall survive and be effective to the expiration of the applicable statute of limitations.

         IN WITNESS WHEREOF, the Corporation and the Stockholders have executed and sealed this Agreement, by their duly authorized officers or individually, as the case may be, all done as of the day and year hereinabove first written.





WITNESS:                            COMPLETE WELLNESS CENTERS, INC.


                                    By:
------------------------                 ------------------------------
                                         C. Thomas McMillen





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                                    STOCKHOLDERS:




                                    -----------------------------------
                                    C. Thomas McMillen



                                    -----------------------------------
                                    Dr. James Joseph McMillen



                                    -----------------------------------
                                    James K. Gibson



                                    -----------------------------------
                                    Dr. Judy Niemyer



                                    -----------------------------------
                                    Joel Babbit



                                    -----------------------------------
                                    Robert Mrazek


                                    ------------------------------------
                                    Peter Kelly



                                    -----------------------------------
                                    George Finley



                                    -----------------------------------
                                    James Whitehead



                                    -----------------------------------
                                    Charles Driesell



                                    -----------------------------------
                                    Sen. Russ Potts



                                    -----------------------------------
                                    Zev Kaplan


                                    -----------------------------------
                                    Pam Shriver





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                                                                       EXHIBIT A


                             PREFERRED STOCKHOLDERS


Joel Babbit
Peter Kelly
George Finley
James Whitehead
Sen. Russ Potts
Zev Kaplan
Pam Shriver





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                                                                       EXHIBIT B


                           SUPPLEMENT FOR TRANSFEREES


         The undersigned, ___________________________________________
_______________________________ ("Transferee"), as of  _________,

19__, hereby:

         1. Agrees, pursuant to and in accordance with Section 4(a) of the Stockholders' Agreement dated as of March 20, 1995 ("Stockholders' Agreement"), by and among Complete Wellness Centers, Inc. and the Stockholders (as that term is defined in the Stockholders' Agreement), and as a condition to the transfer to the undersigned Transferee of the Shares of Common Stock and/or Preferred Stock (as those terms are defined in the Stockholders' Agreement), in whole or in part, hereby to become a party to and be deemed a Stockholder for all purposes of the Stockholders' Agreement.

         2. Make all representations and warranties set forth in, and agrees to all other provisions of, the Stockholders' Agreement.

         IN WITNESS WHEREOF, the undersigned Transferee has executed and sealed this instrument as of the date first written above.


                                     ------------------------------

                                     By:                     (SEAL)
                                         --------------------------

                                                           ,
                                         ------------------  ------





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